EXHIBIT 10.4

                               AMENDMENT NO. 1 TO
                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         Pursuant to the amendment authority retained by the Board of Directors of Big Buck Brewery & Steakhouse, Inc. (the "Company") in Section 14 of the Big Buck Brewery & Steakhouse, Inc., 1999 Employee Stock Purchase Plan (the "Plan") adopted October 18, 1999, the Plan is hereby amended in the following respects:

         Section 4(a) is amended to read as follows:

                  14 PURCHASE OF COMPANY STOCK. A Participant may purchase shares of Stock pursuant to the Plan by means of either (a) payroll deductions or (b) payment in the form of cash, cashier's check or personal check ("Cash Payment"). Payroll deductions shall occur on each payday during participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Subsection (b) below. Cash Payment shall be allowed only in the event that the amount of a Participant's paycheck is insufficient to satisfy the Participant's designated Payroll Withholding Rate (an "Insufficient Paycheck"). The Company shall provide the Participant with written notification of the amount necessary to meet the Payroll Withholding Rate at the time it delivers the Insufficient Paycheck. The Participant must make a Cash Payment to the Company in the amount necessary to satisfy the Participant's Payroll Withholding Rate no later than the date of the Participant's next paycheck in order to continue as a Participant in that Offering Period. If a Participant fails to make a timely Cash Payment to satisfy his or her Payroll Withholding Rate, the Participant shall no longer be considered an Eligible Employee with respect to the current Offering Period. The entire amount credited to the Participant's Plan Account for that Offering Period shall be refunded to him or her in cash, without interest. The Participant may re-enroll in the Plan pursuant to the terms and conditions of Section 3(c).

         This Amendment shall be effective as of the date approved by the Board of Directors. But for these changes the Plan established October 18, 1999, shall remain in full force and effect.

         IN WITNESS WHEREOF, an authorized representative of the Company hereby signs and executes this Amendment as of the day and year first above written.

         Dated this 13 day of April, 2000

                                      BIG BUCK BREWERY & STEAKHOUSE, INC.


                                      By   /s/ William F. Rolinski
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                                      Its: President
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